Registration No. 333–

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Rio Tinto Finance (USA) Limited	Rio Tinto plc	Rio Tinto Limited
(ABN 84 062 129 551) (Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)	(ABN 96 004 458 404) (Exact name of Registrant as specified in its charter)

Australia	England and Wales	Australia
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

Not Applicable (I.R.S. Employer Identification No.)	Not Applicable (I.R.S. Employer Identification No.)	Not Applicable (I.R.S. Employer Identification No.)

55 Collins Street Melbourne, Victoria 3000, Australia Tel. No.: 011-61-3-9283-3333	6 St. James’s Square London SW1Y 4LD, England Tel. No.: 011-44-20-7930-2399	55 Collins Street Melbourne, Victoria 3000, Australia Tel. No.: 011-61-3-9283-3333
(Address and telephone number of Registrant’s principal executive offices)	(Address and telephone number of Registrant’s principal executive offices)	(Address and telephone number of Registrant’s principal executive offices)

Rio Tinto Services Inc. 1343 South 1800 East, Salt Lake City, Utah 84108 Tel. No.: (801) 583-6707
(Name, address and telephone number of agent for service)

Please send copies of all communications to:
Kathryn A. Campbell Sullivan & Cromwell LLP 1 New Fetter Lane London EC4A 1AN England Tel. No.: 011-44-20-7959-8900

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 333-13558.

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Debt Securities	$100,000,000	100%	$100,000,000	$8,090

Guarantees of Debt Securities	(2)	(2)	(2)	None

(1)	In accordance with Rule 457(o) under the Securities Act, the Registrants calculate the registration fee payable on the basis of the maximum aggregate offering price of the debt securities.
(2)	Pursuant to Rule 457(n), no separate fee for the Guarantees is payable.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      This Registration Statement is filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), by Rio Tinto Finance (USA) Limited, Rio Tinto plc and Rio Tinto Limited (the “Registrants”), pursuant to Rule 462(b) under the Act. This Registration Statement hereby incorporates by reference the contents of the Registrants’ Registration Statement on Form F-3 (File No. 333-13558), including all exhibits thereto.

EXHIBITS

      In addition to the exhibits incorporated by reference from the Registrants’ Registration Statement on Form F-3 (File No. 333-13558), the following exhibits are part of this registration statement and are filed herewith.

Exhibit Number	Description of Document

5.1	Opinion of Charles Lawton, English legal adviser to Rio Tinto Finance (USA) Limited, Rio Tinto plc and Rio Tinto Limited, as to certain matters of English law.

5.2	Opinion of Sullivan & Cromwell LLP, United States legal adviser to Rio Tinto Finance (USA) Limited, Rio Tinto plc and Rio Tinto Limited, as to certain matters of New York law.

5.3	Opinion of Allens Arthur Robinson (formerly Arthur Robinson & Hedderwicks), Australian legal adviser to Rio Tinto Finance (USA) Limited, Rio Tinto plc and Rio Tinto Limited, as to certain matters of Australian law.

8.1	Opinion of Allens Arthur Robinson (formerly Arthur Robinson & Hedderwicks), Australian legal adviser to Rio Tinto Finance (USA) Limited, Rio Tinto plc and Rio Tinto Limited, as to certain matters of Australian taxation.

8.2	Opinion of Sullivan & Cromwell LLP, United States legal adviser to Rio Tinto Finance (USA) Limited, Rio Tinto plc and Rio Tinto Limited, as to certain matters of United States taxation.

23.1	Consent of PricewaterhouseCoopers.

23.2	Consent of KPMG.

23.3	Consent of Charles Lawton, English legal adviser to Rio Tinto Finance (USA) Limited, Rio Tinto plc and Rio Tinto Limited (included in Exhibit 5.1 above).

23.4	Consent of Sullivan & Cromwell LLP, United States legal adviser to Rio Tinto Finance (USA) Limited, Rio Tinto plc and Rio Tinto Limited (included in Exhibits 5.2 and 8.2 above).

23.5	Consent of Allens Arthur Robinson (formerly Arthur Robinson & Hedderwicks), Australian legal adviser to Rio Tinto Finance (USA) Limited, Rio Tinto plc and Rio Tinto Limited (included in Exhibits 5.3 and 8.1 above).

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Rio Tinto plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England on June 12, 2003.

RIO TINTO PLC

By:	/s/ Guy R. Elliott
Name:	Guy R. Elliott
Title:	Finance Director

      Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities indicated on June 12, 2003.

Name	Title

*	Chairman (Principal Executive Officer) and Executive Director

Sir Robert Wilson

*	Chief Executive and Executive Director

R. Leigh Clifford

/S/ GUY R. ELLIOTT	Finance Director (Chief Financial and Principal
Accounting Officer) and Executive Director
Guy R. Elliott

*	Executive Director

Robert Adams

*	Executive Director

Oscar L. Groeneveld

Deputy Chairman and Senior Non-Executive Director

Sir Richard V. Giordano

Deputy Chairman and Non-Executive Director

Leon A. Davis

/S/ DAVID C. CLEMENTI	Non-Executive Director

David C. Clementi

Name	Title

Non-Executive Director

Andrew F.J. Gould

*	Non-Executive Director

David L. Mayhew

Non-Executive Director

John P. Morschel

Non-Executive Director

Paul D. Skinner

Non-Executive Director

Sir Richard Sykes

*	Non-Executive Director

Lord Tugendhat

*	Authorized Representative in the United States

Shannon S. Crompton

* By:
/S/ ANETTE LAWLESS	Attorney-in-fact

Anette Lawless

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Rio Tinto Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England on June 12, 2003.

RIO TINTO LIMITED

By:	/s/ Guy R. Elliott
Name:	Guy R. Elliott
Title:	Finance Director

      Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities indicated on June 12, 2003.

Name	Title

*	Chairman (Principal Executive Officer) and Executive Director

Sir Robert Wilson

*	Chief Executive and Executive Director

R. Leigh Clifford

/S/ GUY R. ELLIOTT	Finance Director (Chief Financial and Principal
Accounting Officer) and Executive Director
Guy R. Elliott

*	Executive Director

Robert Adams

*	Executive Director

Oscar L. Groeneveld

Deputy Chairman and Senior Non-Executive Director

Sir Richard V. Giordano

Deputy Chairman and Non-Executive Director

Leon A. Davis

/S/ DAVID C. CLEMENTI	Non-Executive Director

David C. Clementi

Name	Title

Non-Executive Director

Andrew F.J. Gould

*	Non-Executive Director

David L. Mayhew

Non-Executive Director

John P. Morschel

Non-Executive Director

Paul D. Skinner

Non-Executive Director

Sir Richard Sykes

*	Non-Executive Director

Lord Tugendhat

*	Authorized Representative in the United States

Shannon S. Crompton

* By:
/S/ ANETTE LAWLESS	Attorney-in-fact

Anette Lawless

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Rio Tinto Finance (USA) Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England on June 12, 2003.

RIO TINTO FINANCE (USA) LIMITED

By:	/S/ KEITH BARRY
Name:	Keith Barry
Title:	Director

      Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities indicated on June 12, 2003.

Name	Title

*	Director (Principal Executive, Financial and Accounting Officer)

Keith Barry

Director

Brian Horwood

/S/ STEPHEN CONSEDINE	Director

Stephen Consedine

*	Director

Stephen E.N. Creese

*	Authorized Representative in the United States

Shannon S. Crompton

* By:
/S/ ANETTE LAWLESS	Attorney-in-fact

Anette Lawless

EXHIBITS

      In addition to the exhibits incorporated by reference from the Registrants’ Registration Statement on Form F-3 (File No. 333-13558), the following exhibits are part of this registration statement and are filed herewith.

Exhibit Number	Description of Document

5.1	Opinion of Charles Lawton, English legal adviser to Rio Tinto Finance (USA) Limited, Rio Tinto plc and Rio Tinto Limited, as to certain matters of English law.

5.2	Opinion of Sullivan & Cromwell LLP, United States legal adviser to Rio Tinto Finance (USA) Limited, Rio Tinto plc and Rio Tinto Limited, as to certain matters of New York law.

5.3	Opinion of Allens Arthur Robinson (formerly Arthur Robinson & Hedderwicks), Australian legal adviser to Rio Tinto Finance (USA) Limited, Rio Tinto plc and Rio Tinto Limited, as to certain matters of Australian law.

8.1	Opinion of Allens Arthur Robinson (formerly Arthur Robinson & Hedderwicks), Australian legal adviser to Rio Tinto Finance (USA) Limited, Rio Tinto plc and Rio Tinto Limited, as to certain matters of Australian taxation.

8.2	Opinion of Sullivan & Cromwell LLP, United States legal adviser to Rio Tinto Finance (USA) Limited, Rio Tinto plc and Rio Tinto Limited, as to certain matters of United States taxation.

23.1	Consent of PricewaterhouseCoopers.

23.2	Consent of KPMG.

23.3	Consent of Charles Lawton, English legal adviser to Rio Tinto Finance (USA) Limited, Rio Tinto plc and Rio Tinto Limited (included in Exhibit 5.1 above).

23.4	Consent of Sullivan & Cromwell LLP, United States legal adviser to Rio Tinto Finance (USA) Limited, Rio Tinto plc and Rio Tinto Limited (included in Exhibits 5.2 and 8.2 above).

23.5	Consent of Allens Arthur Robinson (formerly Arthur Robinson & Hedderwicks), Australian legal adviser to Rio Tinto Finance (USA) Limited, Rio Tinto plc and Rio Tinto Limited (included in Exhibits 5.3 and 8.1 above).